                                                                   Exhibit 10.12

                             FORBEARANCE AGREEMENT



                                                       August 8, 1997


Mr. William W. Davis, Sr.
Pulsar Data Systems, Inc.
4500 Forbes Boulevard
Lanham, MD 20706

Dear Mr. Davis:

This letter is in reference to the Agreement for Wholesale Financing and dated August 9, 1989 and the FPP Addendum dated June 5, 1992 by and between Pulsar Data Systems, Inc. ("the Company") and IBM Credit Corporation ("IBM Credit"), and as amended, supplemented or otherwise modified on or prior to the date hereof, and together with any FPP or other addendum or other documents executed in connection therewith, the "AWF".

                                  WITNESSETH:

WHEREAS, the Company and IBM Credit entered into the AWF, and all loans made by IBM Credit to the Company, and all other liabilities and obligations at any time owing by the Company to IBM Credit are secured by security interests granted by the Company to IBM Credit pursuant to the terms of the AWF in all of the Company's then existing and thereafter acquired inventory, accounts receivables, chattel paper, contract rights, documents, instruments, general intangibles and other items of personal property; and

WHEREAS, by Guaranty Agreement (by Individual) dated July 31, 1990, Mr. William
W. Davis, Sr. and Mrs. William W. Davis, Sr. (Each as "Guarantor" and together the "Guarantors") unconditionally guaranteed payment to IBM Credit of all liabilities at any time owing by the Company to IBM Credit under the AWF or otherwise (the "Guaranty"); an d

WHEREAS, the Company is in default under the AWF; and

WHEREAS, the Company and IBM Credit desire that IBM Credit forbear from exercising certain remedies available to IBM Credit under the AWF as a consequence of the Company's default in order to afford the Company an opportunity to recognize its affairs and to pay the indebtedness owing to IBM Credit in accordance with the terms of the AWF; and

WHEREAS, IBM Credit is willing to forbear, in accordance with the terms of this Agreement and as long as all the Forbearance Conditions set forth in paragraph 7 and Attachment A are met, from exercising remedies available to it as a result of the Company's default against the AWF.

NOW THEREFORE, in consideration of the foregoing and the promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and IBM Credit agree as follows:

1. The Company acknowledges that it is currently in default of its obligations to IBM Credit under the AWF. The Company acknowledges that as of June 23, 1997 a collateral shortfall of $7,528,766.05 (the "Shortfall Obligation") is due and payable by the Company to IBM Credit pursuant to the terms of the AWF. The Company acknowledges that any of the unpaid Shortfall Obligation continues to accrue interest at a fluctuating rate per annum equal to the Prime Rate plus 6.5% (as such term is defined below). [The definition of Shortfall Obligation shall include unpaid interest on the unpaid principal amount form time to time outstanding, payable monthly in arrears on the first day of each calendar month for the previous month beginning June 30, 1997, at a fluctuating rate per annum equal to the Prime Rate plus 6.5%.] Interest shall accrue on all principal (to the extent permitted by applicable law) not paid when due (both before and after judgment) from the due date until paid in full, at a fluctuating rate per annum equal to the Prime Rate plus 6.5%. The Company acknowledges that it has no defenses to payment of the Shortfall Obligation or any part thereof and has no other claim against IBM Credit as of the date hereof.

     The Shortfall Obligation shall not exceed the following limits:

               Date:                         Shortfall Limits:
               ----                          -----------------
               06/30/97                      $2,350,000.00
               07/01/97-07/30/97             $3,000,000.00
               07/31/97                      $1,500,000.00
               08/01/97-08/30/97             $2,000,000.00
               08/31/97                      $1,250,000.00
               09/01/97-09/29/97             $1,750,000.00
               09/30/97                                  0

     "Prime Rate" as used herein shall mean the average of the rates of interest announced by Citibank N.A., the Chase Manhattan Bank, N.A. and Bank of America National Trust and Savings Association as their prime or base rate, as of the last business day of the calendar month immediately preceding the date of determination, whether or not such announced rates are the actual rates charged by such banking institutions to their most credit-worthy borrowers. In the event that one or more of the above mentioned financial institutions cease to do business, "Prime Rate" shall be determined using the rates of interest of the other aforementioned bank or banks. Changes to the Prime Rate shall be effective as of the first calendar day of each month.

     The base rate for financing, excluding the Shortfall Obligation, going forward is Prime+1.75% until the Shortfall Obligation is paid in full, then the going forward 1.25% through the remainder of 1997. The parties agree to renegotiate the going-forward interest rate at that time.

2. The Guarantors acknowledge that the Company is currently in default of its obligations to IBM Credit under the AWF including the Shortfall Obligation in Paragraph 1 above. Guarantors hereby acknowledge the Company's Shortfall Obligation, and hereby rectifies and reaffirms the validity, legality and enforceability of such Guarantee and restates his/her agreement to personally unconditionally guarantee payment of such Shortfall Obligation as set forth in the Guaranty (by Individual) and as modified by this Forbearance Agreement.

3. From the date hereof, Company agrees and covenants that it shall not, without IBM Credits prior written consent, pledge, encumber, grant a lien on any of its assets, make any distributions, (except to the extent set forth in paragraph 4 below) permit any unreasonable salary increases or consent to any loans in excess of $25,000 until the Shortfall Obligation has been paid in full.

4. The Company shall make the distributions necessary to pay the estimated personal income tax liability for Mr .William Davis, Sr., in addition to the distribution of $15,000.00 per month to Mr. William Davis, Sr.

5. The Company agrees to adhere to limits of the Shortfall Obligation limits as set forth in paragraph 1 above.

6. The Company shall reimburse IBM Credit for all collection costs and expenses including attorney's fees, arising out of a default of this Forbearance Agreement.

7. Conditions to Forbearance. The following conditions shall constitute Forbearance Conditions, the satisfaction of each and every one of which during the Forbearance Period shall be a condition to the agreement of IBM Credit to forbear as set forth in Paragraph 3 of this Agreement and the Attachments hereto.

     (a) The Company and the Guarantors each duly and punctually observe, perform and discharge each and every obligation and covenant on its or his/her part to be performed under this Agreement and the Attachments hereto.

     (b) IBM Credit completes a satisfactory audit of the business records of the Company. "Satisfactory" shall mean that (i) the Company's representation of its financial condition is materially correct and
          (ii) the Company's business records do not indicate any diversion of corporate assets other than in the ordinary course of business of the Company.

     (c) No additional default occurs other than the Shortfall Obligation referenced in Paragraph 1 of this Agreement or the financial covenant defaults that are in existence on the date hereof.

     (d) The Guarantors shall not revoke or attempt to revoke or terminate his/her Guaranty.

     (e) No representation or warranty made by the Company or the Guarantors in this Agreement proves to have been intentionally or knowingly false or misleading in any material respect.

8. Termination of Forbearance. In the event that any one or more of the Forbearance Conditions is not satisfied, IBM Credit's agreement to forbear as set forth in this Agreement shall, at IBM Credit's election but without further notice to or demand upon the Company, terminate, and IBM Credit shall thereupon have any may exercise from time to time all of the remedies available to it under the AWF, this Agreement and applicable law as a consequence of an Event or Default except that in the event that Company defaults under paragraph 7(b) or 7(c) then IBM Credit shall give company five (5) days notice before exercising its remedies.

9. Representations and Warranties of the Company and Guarantors. The Company and the Guarantors each represent and warrant that:

     (a) No default exists under the AWF, except for financial covenant defaults and the Shortfall Obligation identified in Paragraph 1 of this Agreement that are in existence on the date hereof.

     (b) Subject to the existence of Shortfall Obligation specified in Paragraph 1 of this Agreement, the representations and warranties of Borrower contained in the AWF were true and correct to the best of the Company and Guarantor's knowledge in all material respects when made and continue to be true and correct in all material respects on the date hereof.

     (c) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of the Company, have been duly authorized by all necessary corporate action on the part of the Company and do not result in a breach of or constitute a default under any agreement or instrument to which the Company is a party or by which it or any of its properties are bound.

     (d) This Agreement constitutes a legal, valid and binding obligation to the Company enforceable against the Company in accordance with its terms.

     (e) Each party is entering into this Agreement freely and voluntarily with the advice of legal counsel of his or its own choosing.

     (f) Each party has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Agreement.

10. Waiver of Limitations Period. The Company and Guarantors hereby severally waive the benefit of any statute of limitations that might otherwise bar the recovery of any of the Shortfall Obligations from any one or more of them.

11. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Company and IBM Credit. Nor is this Agreement intended to change or affect in any way the relationship between IBM Credit and the Guarantors to one other than a debtor-creditor relationship. This Agreement is not intended, nor shall it be construed to create, a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof, and no Person other than a party hereto shall be authorized to rely upon the contents of this Agreement.

12. Entire Agreement; Modification of Agreement. This Agreement and the AWF constitute the entire understanding of the parties with respect to the subject made hereof and thereof. This Agreement may not be modified, altered or amended except by agreement in writing signed by all the parties hereto.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The parties agree that venue for any lawsuit will be in the state or federal court within the county parish, or district where the Company is located. D The Company hereby waives any right to change the venue of any action brought by IBM Credit.

14. Nonwaiver of Default. Neither this Agreement nor IBM Credit's forbearance hereunder shall be deemed a waiver of or consent to the default referenced din Paragraph 1 of this Agreement. The Company and the Guarantors agree that such default and the Shortfall Obligation shall not be deemed to have been waived, released or cured by virtue of such loans or IBM Credit's agreement to forbear pursuant to the terms of this Agreement or the execution of this Agreement.

15. No Novation, etc. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and except as otherwise expressly stated herein, the AWF remains in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the AWF, the parties agree that the terms of the AWF shall be strictly adhered to on and after the date hereof except as expressly modified by this Agreement.

16. Counterparts; Waivers of Notice of Acceptance. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument. In providing this Agreement or any of the Loan Documents, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Notice of IBM Credit's acceptance hereof is hereby waived.

17. JURY TRAIL WAIVER. EACH OF IBM CREDIT, THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH IBM CREDIT AND THE COMPANY ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT THE GUARANTY OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

18. RELEASE OF CLAIMS. TO INDUCE IBM CREDIT TO ENTER INTO THIS AGREEMENT, THE COMPANY AND EACH GUARANTOR EACH HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES IBM CREDIT AND IBM CREDIT'S OFFICERS, DIRECTORS; AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTIONS OF ANY KIND (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, EQUITY, THAT ANY ONE OR MORE OF THEM NOW HAVE OR EVER HAVE HAD AGAINST IBM CREDIT, WHETHER ARISING UNDER OR IN CONNECTION WITH THE AWF, THIS AGREEMENT, THE GUARANTY OR OTHERWISE.

IN WITNESS WHEREOF, the parties hereto have read this entire Agreement and have caused this Agreement to be duly executed and delivery on the date first written above.

                                 ATTACHMENT A

(a) The Company shall assign, and shall give IBM Credit possession of the Original copy of each of the following Notes:

          (i) A demand Note, dated 10/20/95, in the amount of $173,000 from Davis Holding Co.

          (ii) A demand Note, dated 11/1/95, in the amount of $439,500 from Davis Holding Co.

          (iii) A demand Note, dated 7/1/95, in the amount of $600,000 from Davis Holding Co.

          (iv) A demand Note, dated 8/1/95, in the amount of $355,000 from Davis Holding Co.

          (v) A demand Note, dated 6/15/95, in the amount of $350,000 from Davis Holding Co.

          (vi) A demand Note, dated 5/15/96, in the amount of $300,000 from Davis Holding Co.

          (vii) A demand Note, dated 2/1/96, in the amount of $150,000 from Davis Holding Co.

          (viii) A demand Note, dated 5/9/97, in the amount of $1,250,000 from Teleconsult Corp.

          (ix) A demand Note, dated 12/31/96, in the amount of $1,175,000 from William Davis.

          (x)     A demand Note, dated 3/28/95, in the amount of $300,000 from
                  M. Cubed Information Systems, Inc.

          (xi) An executed and notarized Note Power in the form of Attachment B for each of the demand Noes set forth in (i) - (xi) above.

(b) William W. Davis, Sr., shall execute and deliver, contemporaneously with the execution of this agreement, a written assignment o the Cash value for the following policies individual insurance as well as a copy of each such policy:

               Sun Life Insurance of Canada                 Policy #92767680
               National Life of Vermont                     Policy #2203010
               New York Life Insurance Company              Policy #44711634

     IBM Credit shall not enforce any such assignment unless Pulsar defaults under this Forbearance Agreement.

(c) William W. Davis, Sr., and Lillian Davis, shall execute and deliver, contemporaneously with the execution of this Agreement, a written assignment of the cash value for the tax return for the tax year 1996.

(d) Mr. William Davis, Sr. agrees to provide to IBM Credit copies of preliminary personal income tax returns within 5 days of receipt of such returns, and in no event later than August 15, 1997.

     2)   A daily system-generated sales journal.
     3)   A daily system-generated cash receipts journal.
     4)   A listing of any Accounts receivable adjustments.
     5)   A copy of any credit memos or adjustments over $25,000.00.
     6)   A copy of the last page of the current Accounts Receivable aging.
     7)   A daily cleared funds report from the blocked account.
     8)   A daily bank statement reflecting operating account activity.
     9)   A copy of the detailed in-transit calculation.
     10) A copy of the back-up to support price protection and return claims with RMA numbers and a contact and phone number for IBM Credit verifications.
     11)  A copy of the last page of all current eligible inventory reports.

(f) Pulsar shall continue to provide a fully reconciled, month end collateral reconciliation that ties into the month end financial statements by the 5th business day of each month.

(g) Pulsar shall provide accurate, monthly financial statements within 35 days of each month end. These financial statements shall reflect the correct inventory, accounts receivable and account payable balances that track to the month end collateral report. Any discrepancies that exist must be explained to IBM Credit.

(h) Pulsar shall provide copies of bank statements of all of its bank accounts to IB Credit within three (3) days of receipt on a monthly basis.

(i) Pulsar shall report blocked account and operations bank account collections to IBM Credit on a daily basis. Pulsar understands that IBM Credit requires 100% of any collections to be deposited in to the blocked account and to flow to IBM Credit. In the event that some of Pulsar's customers continue to wire payments directly to Pulsar's operating account, Pulsar agrees that once the aggregate amount of such funds equals $25,000 it will transfer such amounts to IBM Credit.

(j) Company shall provide copies of bank statements for all of its accounts as of the date hereof.

(k) Company shall use its best efforts to provide financial information on Teleconsult, Inc. to IBM Credit by August 15, 1997.

(l) Company shall amend its UCC-1 financing statements to reflect IBM Credit's security interest in the furniture and fixtures.

(m) Pulsar shall provide no later than August 15,1997 an executed Inventory and Working Capital Financing Agreement completed to the satisfaction of IBM Credit.

(n) Company shall take whatever steps are necessary to return it to a good standing status in the State of Delaware.

(o) Company shall provide IBM Credit with UC-1 in form and substance satisfactory to IBM Credit which, when properly filed, will provide IBM Credit with a security interest in Company's inventory at any additional locations.

(p) Company shall consolidate all its inventory into the Lanham, MD warehouse by August 31, 1997.

(q) Company shall provide 1996 year end financial statements and t ax returns for Davis Holdings, Inc. by July 15, 1997.

(r) Company shall cease using the Income Tax refund in paragraph (c) of this Attachment A and the cash value of life insurance referenced in paragraph
     (b) of this Attachment A as collateral by October 31, 1997. When Company ceases to use the cash value of life insurance referenced in paragraph (b) of this Attachment A as collateral, IBM Credit shall not enforce the assignment of such life insurance, unless Company defaults under this forbearance Agreement.

(s)  Company shall comply with the following financial covenants:

                                          Required     Required     Required
                                          by 09/97     by 12/97     by 03/98
                                          --------     --------     --------

     Revenue on an annual basis to          30.0          28.0         27.0
     Working Capital greater than
     zero and equal to or less than

     Net profit after tax to revenue        -1.0           0.0          0.5
     equal to or greater than

     Total liabilities to tangible net      17.0          15.0         14.0
     worth greater than zero and
     equal to or less than

ATTEST:                                 PULSAR DATA SYSTEMS INC.
                                              (COMPANY)


[AUTHORIZED SIGNATORY]                 By: /s/ William W. Davis, Sr.
---------------------                      --------------------------
Secretary                              Name:  Mr. William W. Davis, Sr.
[Corporate Seal]                       Title: President

GUARANTOR                              ("GUARANTOR")


By: /s/ Lillian Davis                  By: /s/ William W. Davis, Sr.
  ------------------------                --------------------------
Name:  Lillian Davis                   Name:  Mr. William W. Davis, Sr.
Title: Executive Vice President        Title: President

IBM CREDIT CORPORATION


By:___________________________
Name:_________________________
Title:________________________